Exhibit 24.3

POWER OF ATTORNEY

RELATED TO S-1 REGISTRATION STATEMENT OF

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

                I, the undersigned Kenneth J. Martin, a director of Talecris Biotherapeutics Holdings Corp. (the “Company”), hereby constitute and appoint John F. Gaither, Jr. and John M. Hanson, and each of them acting alone, my true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Company’s Registration Statement on Form S-1 that was filed with the Securities and Exchange Commission (the “Commission”) on July 27, 2007 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ Kenneth J. Martin
Kenneth J. Martin, Director